National Fund Advisors, LLC

Proxy Voting, Corporate Actions and Class Actions

March 2013

I.	Background

This Proxy Voting, Corporate Actions and Class Actions Policy (“Policy”) is adopted by National Fund Advisors, LLC (“NFA,” the “Adviser” or the “Firm”), for use in connection with its management of portfolios for clients, including Realty Capital Income Funds Trust (the “Trust”) and each of its series (each a “Fund” and collectively the “Funds”), in order to provide a method of monitoring proxy voting and actions taken with regard to corporate actions and class actions, to provide a method of reporting the actions taken appropriately and to meet regulatory requirements and client needs.

NFA generally will exercise voting authority on behalf of its clients, including the Funds (collectively, “Clients”), pursuant to contractual delegation of such authority. Clients that do not provide written authorization for NFA to exercise voting authority are responsible for their own proxy voting, corporate actions and class actions.

II.	Issue

Rule 206(4)-6 under the Advisers Act requires every investment adviser who exercises voting authority with respect to client securities to adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interest of its clients. The procedures must address material conflicts that may arise in connection with proxy voting. The Rule further requires the adviser to provide a concise summary of the adviser’s proxy voting policies and procedures and to provide copies of the complete proxy voting policy and procedures to clients upon request. Lastly, the

Rule requires that the adviser disclose to clients how they may obtain information on how the adviser voted their proxies.

III.	Policy – Proxies and Corporate Actions

To the extent that voting a proxy is desirable, NFA votes proxies in a manner that it believes is most likely to enhance the economic value of the underlying securities held in client accounts and considers each proposal on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances at the time of the vote. NFA will not respond to proxy solicitor requests unless it determines that it is in the best interest of its Clients to do so.

In certain limited circumstances, NFA may, on behalf of Clients, enter into voting agreements or other contractual obligations that govern the voting of shares. In the event of a conflict between any such contractual requirements and the Guidelines (listed below), NFA will vote in accordance with its contractual obligations.

Where NFA determines that there are unusual costs and/or difficulties associated with voting a proxy (or class action or corporate action), which more typically might be the case with respect to proxies (or class action or corporate action) of non-U.S. issuers, the Firm reserves the right to not vote a proxy unless it determines that the potential benefits of voting the proxy exceed the expected cost to the Client. Other factors that may influence NFA’s determination not to vote a proxy for a debt or equity security include: (1) whether the value of the portfolio holding is insignificant in relation to the Client’s portfolio; (2) whether the cost of voting the proxy outweighs the possible benefit to the applicable Client, including, without limitation, situations where a jurisdiction imposes share blocking restrictions which may affect the ability of the portfolio managers to effect trades in the related security; or (3) NFA otherwise has determined that it is consistent with its fiduciary obligations not to vote the proxy.

The Guidelines provide a basis for making decisions in the voting of proxies, class actions or corporate actions for Clients. When voting proxies, class actions or corporate actions, NFA’s utmost concern is that all decisions be made solely in the interests of the Client and with the goal of maximizing the value of the Client’s investments. With this goal in mind, the Guidelines cover various categories of voting decisions and generally specify whether NFA will vote (assuming it votes at all) for or against a particular type of proposal. NFA’s underlying philosophy, however, is that its portfolio managers, who are primarily responsible for evaluating the individual holdings of the Firm’s clients, are best able to determine how to further client interests and goals and are primarily responsible for determining how to vote proxies, class actions or corporate actions in accordance with this policy. The portfolio managers may, in their discretion, take into account the recommendations of appropriate members of NFA’s executive and senior management and, if desired, an outside service.

All proxies, class actions or corporate actions received shall be retained by the Chief Risk Officer or designate. Such records shall include whether the Firm voted such proxy or corporate actions and, if so, how the proxy was voted. The records also shall be transcribed into a format such that any Client’s overall proxy and corporate actions voting record can be provided upon request.

IV. Proofs of Claim

NFA does not complete proofs-of-claim on behalf of Clients for current or historical holdings; however, the Firm will assist clients with collecting information relevant to filing proofs-of-claim when such information is in the possession of NFA. The Firm does not undertake to complete or provide proofs-of-claim for securities that had been held by any former client.

V. Class Actions Policy

In the event that Client securities become the subject of a Class Action lawsuit, the portfolio manager will assess the value to Clients in participating in such legal action. If the portfolio manager decides that participating in the Class Action is in the Client’s best interest, NFA will submit appropriate documentation on Clients’ behalf, subject to contractual or other authority. NFA may consider any relevant information in determining whether participation in a Class Action lawsuit is in a Client’s best interest, including the costs that would be incurred by the Client and the resources that would be expended in participating in a Class Action, including in comparison to the Client pursuing other legal recourse against the issuer.

VI. Procedures for Lent Securities and Issuers in Share-blocking Countries

At times, NFA may not be able to vote proxies or take action in respect of corporate actions on behalf of Clients when a Client’s relevant securities are on loan in accordance with the Client’s securities lending program that is controlled by a securities lending agent or custodian acting independently of NFA. Notwithstanding this fact, in the event that the Firm becomes aware of a proxy or corporate action voting matter that would enhance the economic value of the client’s position and that position is lent out, NFA will make reasonable efforts to inform the Client that NFA is not able to vote the proxy until or unless the Client recalls the lent security. When such situations relate to the Funds, NFA will take actions to recall the lent security.

In certain markets where share blocking occurs, shares must be frozen for trading purposes at the custodian or sub-custodian in order to vote. During the time that shares are blocked, any pending trades will not settle. Depending on the market, this period can last from one day to three weeks. Any sales that must be executed will settle late and potentially be subject to interest charges or other punitive fees. For this reason, in blocking markets, the Firm retains the right to vote or not, based on the determination of the Firm’s investment personnel as to whether voting would be in the Client’s best interest..

VII. Procedures for Material Conflicts of Interest

Should material conflicts of interest arise as to a proxy or corporate action, the proxy or corporate action shall be brought to the attention of the Chief Compliance Officer or designate, who shall involve other executive managers or legal counsel (which may be the General Counsel) as may be deemed necessary by the Chief Compliance Officer to attempt to resolve such conflicts. Such individuals also shall determine the materiality of such conflict if the conflict cannot be resolved. (An example of a specific conflict of interest that should be brought to the Chief Compliance Officer (or designate) is a situation where a proxy contest involves securities issued by a Client. When in doubt as to a potential conflict, portfolio managers shall bring the proxy to the attention of the Chief Compliance Officer or designate.)

If, after appropriate review, a material conflict is deemed to exist, NFA will seek to resolve any such conflict in the best interest of the Client whose assets it is voting by pursuing any one of the following courses of action: (i) voting (or not voting) in accordance with the voting guidelines or factors set forth in this Policy; (ii) convening a committee consisting of the Chief Compliance Officer and other non-investment executive officers of the Firm to assess and resolve the conflict; (iii) voting in accordance with the recommendation of an independent third-party service provider chosen non- investment executive officers of NFA; or (iv) voting (or not voting) in accordance with the instructions of such Client or (v) not voting the Proxy (if consistent with NFA’s fiduciary obligations).

VIII. Procedures for Proxy Solicitation

In the event that any employee of NFA receives a request to reveal or disclose NFA’s voting intention on a specific proxy event, then the employee must forward the solicitation request to the Chief Compliance Officer or designate. Such requests shall be reviewed with appropriate executive and senior management. Any written requests shall be retained with the proxy files maintained by the Chief Operating Officer or designate.

IX. Additional Procedures for the Funds

A. Filing Form N-PX

Rule 30b1-4 under the Investment Company Act of 1940 requires mutual funds to file an annual record of proxies voted by a Fund on Form N-PX. Form N-PX must be filed each year no later than August 31 and must contain the Funds’ proxy voting record for the most recent twelve-month period ending June 30.

The Funds rely upon their respective fund administrator to prepare and make their filings on Form N-PX. NFA shall assist the fund administrator by providing information regarding any proxy votes made for the Funds within the most recent twelve-month period ending June 30. The Firm shall retain records of any such votes with sufficient information to make accurate annual Form N-PX filings.

B. Providing Policies and Procedures

Mutual funds (including the Funds) that invest in voting securities are required to describe in their statements of additional information ("SAIs") the policies and procedures that they use to determine how to vote proxies relating to securities held in their portfolios. The Funds may choose to include these policies and procedures as part of their registration statement. Closed end funds must disclose their proxy voting policies and procedures annually on Form N-CSR.

Funds are required to disclose in shareholder reports that a description of the fund's proxy voting policies and procedures is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; (ii) on the fund's website, if applicable; and (iii) on the Commission's website at http://www.sec.gov. The Funds’ administrator shall ensure that such disclosures are included when preparing shareholder reports on the Funds’ behalf. The Funds currently do not provide the proxy policies and procedures on their website. Each Fund is required to send the description of its proxy voting policies and procedures within three business days of receipt of the request, by first-class mail or other means designed to ensure equally prompt delivery. The Funds rely upon the fund administrator to provide this service.

X. Recordkeeping

A. NFA must maintain the documentation described in this policy for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record, the first two (2) years at its principal place of business.

B. Client request to review proxy votes:

Any request from a Client, whether written (including e-mail) or oral, received by any employee of NFA, must be retained. In order to facilitate the management of proxy voting record keeping process, and to facilitate dissemination of such proxy voting records to clients, the Firm will distribute to any Client requesting proxy voting information NFA’s complete proxy voting record for the Client for the period requested. If deemed operationally more efficient, the Firm may choose to release its entire proxy voting record for the requested period, with any information identifying a particular client redacted.

Furnish the information requested, free of charge, to the Client within a reasonable time period (within 10 business days). Maintain a copy of the written record provided in response to Client’s written (including e-mail) or oral request. A copy of the written response should be attached and maintained with the Client’s written request, if applicable, and maintained in an appropriate file.

Clients can require the delivery of the proxy voting record relevant to their accounts for the five year period prior to their request.

C. Proxy voting records:

Documents prepared or created by NFA that were material to making a decision on how to vote, or that memorialized the basis for the decision.

Documentation or notes or any communications received from third parties, other industry analysts, third party service providers, company’s management discussions, etc. that were material in the basis for the decision.

XI. Disclosure

The CCO or designate will ensure that Form ADV Part 2A is updated as necessary to reflect: (i) all material changes to this policy; and (ii) regulatory requirements related to proxy voting disclosure.

Attachment A

Proxy Voting, Corporate Action and Class Action Policy Guidelines

March 2013

The proxy voting decisions set forth below refer to proposals by company management except for the categories of “Shareholder Proposals” and “Social Issue Proposals.” The voting decisions in these latter two categories refer to proposals by outside shareholders.

Governance

• For trustee nominees in uncontested elections

• For management nominees in contested elections

• For ratifying auditors, except against if the previous auditor was dismissed because of a disagreement with the company or if the fees for non-audit services exceed 51% of total fees

• For changing the company name

• For approving other business

• For adjourning the meeting

• For technical amendments to the charter and/or bylaws

• For approving financial statements

Capital Structure

• For increasing authorized common stock

• For decreasing authorized common stock

• For amending authorized common stock

• For the issuance of common stock, except against if the issued common stock has superior voting rights

• For approving the issuance or exercise of stock warrants

• For authorizing preferred stock, except against if the board has unlimited rights to set the terms and conditions of the shares

• For increasing authorized preferred stock, except against if the board has unlimited rights to set the terms and conditions of the shares

• For decreasing authorized preferred stock

• For canceling a class or series of preferred stock

• For amending preferred stock

• For issuing or converting preferred stock, except against if the shares have voting rights superior to those of other shareholders

• For eliminating preemptive rights

• For creating or restoring preemptive rights

• Against authorizing dual or multiple classes of common stock

• For eliminating authorized dual or multiple classes of common stock

• For amending authorized dual or multiple classes of common stock

• For increasing authorized shares of one or more classes of dual or multiple classes of common stock, except against if it will allow the company to issue additional shares with superior voting rights

• For a stock repurchase program

• For a stock split

• For a reverse stock split, except against if the company does not intend to proportionally reduce the number of authorized shares the number of authorized shares

Mergers and Restructuring

• For merging with or acquiring another company

• For recapitalization

• For restructuring the company

• For bankruptcy restructurings

• For liquidations

• For reincorporating in a different state

• For a leveraged buyout of the company

• For spinning off certain company operations or divisions

• For the sale of assets

• Against eliminating cumulative voting

• For adopting cumulative voting

Board of Trustees

• For limiting the liability of trustees

• For setting the board size

• For allowing the trustees to fill vacancies on the board without shareholder approval

• Against giving the board the authority to set the size of the board as needed without shareholder approval

• For a proposal regarding the removal of trustees, except against if the proposal limits the removal of trustees to cases where there is legal cause

• For non-technical amendments to the company’s certificate of incorporation, except against if an amendment would have the effect of reducing shareholders’ rights

• For non-technical amendments to the company’s bylaws, except against if an amendment would have the effect of reducing shareholder’s rights

Anti-Takeover Provisions

• Against a classified board

• Against amending a classified board

• For repealing a classified board

• Against ratifying or adopting a shareholder rights plan (poison pill)

• Against redeeming a shareholder rights plan (poison pill)

• Against eliminating shareholders’ right to call a special meeting

• Against limiting shareholders’ right to call a special meeting

• For restoring shareholders’ right to call a special meeting

• Against eliminating shareholders’ right to act by written consent

• Against limiting shareholders’ right to act by written consent

• For restoring shareholders’ right to act by written consent

• Against establishing a supermajority vote provision to approve a merger or other business combination

• For amending a supermajority vote provision to approve a merger or other business combination,

except against if the amendment would increase the vote required to approve the transaction

• For eliminating a supermajority vote provision to approve a merger or other business combination

• Against adopting supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

• Against amending supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

• For eliminating supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

• Against expanding or clarifying the authority of the board of trustees to consider factors other than the interests of shareholders in assessing a takeover bid

• Against establishing a fair price provision

• Against amending a fair price provision

• For repealing a fair price provision

• For limiting the payment of greenmail

• Against adopting advance notice requirements

• For opting out of a state takeover statutory provision

• Against opt into a state takeover statutory provision

Compensation

• For adopting a stock incentive plan for employees, except decide on a case-by-case basis if the plan dilution is more than 15% of outstanding common stock or if the potential dilution from all company plans, including the one proposed, is more than 20% of outstanding common stock

• For amending a stock incentive plan for employees, except decide on a case-by-case basis if the minimum potential dilution from all company plans, including the one proposed, is more than 20% of outstanding common stock

• For adding shares to a stock incentive plan for employees, except decide on a case-by-case basis if the plan dilution is more than 15% of outstanding common stock or if the potential dilution from all company plans, including the one proposed, is more than 20% of outstanding common stock

• For limiting per-employee option awards

• For extending the term of a stock incentive plan for employees

• Case-by-case on assuming stock incentive plans

• For adopting a stock incentive plan for non-employee trustees, except decide on a case-by-case basis if the plan dilution is more than 5% of outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of outstanding common equity

• For amending a stock incentive plan for non-employee trustees, except decide on a case-by-case basis if the minimum potential dilution from all plans, including the one proposed, is more than 10% of outstanding common equity

• For adding shares to a stock incentive plan for non-employee trustees, except decide on a case- by-case basis if the plan dilution is more than 5% of outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

• For adopting an employee stock purchase plan, except against if the proposed plan allows employees to purchase stock at prices of less than 75% of the stock’s fair market value

• For amending an employee stock purchase plan, except against if the proposal allows employees to purchase stock at prices of less than 75% of the stock’s fair market value

• For adding shares to an employee stock purchase plan, except against if the proposed plan allows employees to purchase stock at prices of less than 75% of the stock’s fair market value

• For adopting a stock award plan, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

• For amending a stock award plan, except against if the amendment shortens the vesting requirements or lessens the performance requirements

• For adding shares to a stock award plan, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

• For adopting a stock award plan for non-employee trustees, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

• For amending a stock award plan for non-employee trustees, except decide on a case-by-case basis if the minimum potential dilution from all plans is more than 10% of the outstanding common equity.

• For adding shares to a stock award plan for non-employee trustees, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

• For approving an annual bonus plan

• For adopting a savings plan

• For granting a one-time stock option or stock award, except decide on a case-by-case basis if the plan dilution is more than 15% of the outstanding common equity

• For adopting a deferred compensation plan

• For approving a long-term bonus plan

• For approving an employment agreement or contract

• For amending a deferred compensation plan

• For exchanging underwater options (options with a per-share exercise price that exceeds the underlying stock’s current market price)

• For amending an annual bonus plan

• For reapproving a stock option plan or bonus plan for purposes of OBRA

• For amending a long-term bonus plan

Shareholder Proposals

• For requiring shareholder ratification of auditors

• Against requiring the auditors to attend the annual meeting

• Against limiting consulting by auditors

• Against requiring the rotation of auditors

• Against restoring preemptive rights

• For asking the company to study sales, spin-offs, or other strategic alternatives

• For asking the board to adopt confidential voting and independent tabulation of the proxy ballots

• Against asking the company to refrain from counting abstentions and broker non-votes in vote tabulations

• Against eliminating the company’s discretion to vote unmarked proxy ballots.

• For providing equal access to the proxy materials for shareholders

• Against requiring a majority vote to elect trustees

• Against requiring the improvement of annual meeting reports

• Against changing the annual meeting location

• Against changing the annual meeting date

• Against asking the board to include more women and minorities as trustees.

• Against seeking to increase board independence

• Against limiting the period of time a trustee can serve by establishing a retirement or tenure policy

• Against requiring minimum stock ownership by trustees

• Against providing for union or employee representatives on the board of trustees

• For increasing disclosure regarding the board’s role in the development and monitoring of the company’s long-term strategic plan

• For increasing the independence of the nominating committee

• For creating a nominating committee of the board

• Against urging the creation of a shareholder committee

• Against asking that the chairman of the board of trustees be chosen from among the ranks of the non-employee trustees

• Against asking that a lead trustee be chosen from among the ranks of the non-employee trustees

• For adopting cumulative voting

• Against requiring trustees to place a statement of candidacy in the proxy statement

• Against requiring the nomination of two trustee candidates for each open board seat

• Against making trustees liable for acts or omissions that constitute a breach of care resulting from a trustee’s gross negligence and/or reckless or willful neglect

• For repealing a classified board

• Against asking the board to redeem or to allow shareholders to vote on a poison pill shareholder rights plan

• For eliminating supermajority provisions

• For reducing supermajority provisions

• Against repealing fair price provisions

• For restoring shareholders’ right to call a special meeting

• For restoring shareholders’ right to act by written consent

• For limiting the board’s discretion to issue targeted share placements or requiring shareholder approval before such block placements can be made

• For seeking to force the company to opt out of a state takeover statutory provision

• Against reincorporating the company in another state

• For limiting greenmail payments

• Against advisory vote on compensation

• Against restricting executive compensation

• For enhance the disclosure of executive compensation

• Against restricting trustee compensation

• Against capping executive pay

• Against calling for trustees to be paid with company stock

• Against calling for shareholder votes on executive pay

• Against calling for the termination of trustee retirement plans

• Against asking management to review, report on, and/or link executive compensation to non- financial criteria, particularly social criteria

• Against seeking shareholder approval to re-price or replace underwater stock options

• For banning or calling for a shareholder vote on future golden parachutes

• Against seeking to award performance-based stock options

• Against establishing a policy of expensing the costs of all future stock options issued by the company in the company’s annual income statement

• Against requesting that future executive compensation be determined without regard to any pension fund income

• Against approving extra benefits under Supplemental Executive Retirement Plans (SERPs)

• Against requiring option shares to be held

• For creating a compensation committee

• Against requiring that the compensation committee hire its own independent compensation consultants-separate from the compensation consultants working with corporate management-to assist with executive compensation issues

• For increasing the independence of the compensation committee

• For increasing the independence of the audit committee

• For increasing the independence of key committees

Social Issue Proposals

• Against asking the company to develop or report on human rights policies

• For asking the company to review its operations’ impact on local groups, except against if the proposal calls for action beyond reporting

• Against asking the company to limit or end operations in Burma

• For asking management to review operations in Burma

• For asking management to certify that company operations are free of forced labor

• Against asking management to implement and/or increase activity on each of the principles of the

U.S. Business Principles for Human Rights of Workers in China.

•	Against asking management to develop social, economic, and ethical criteria that the company could use to determine the acceptability of military contracts and to govern the execution of the contracts

• Against asking management to create a plan of converting the company’s facilities that are dependent on defense contracts toward production for commercial markets

• Against asking management to report on the company’s government contracts for the development of ballistic missile defense technologies and related space systems

• Against asking management to report on the company’s foreign military sales or foreign offset activities

• Against asking management to limit or end nuclear weapons production

• Against asking management to review nuclear weapons production

• Against asking the company to establish shareholder-designated contribution programs

• Against asking the company to limit or end charitable giving

• For asking the company to increase disclosure of political spending and activities

• Against asking the company to limit or end political spending

• For requesting disclosure of company executives’ prior government service

• Against requesting affirmation of political nonpartisanship

• For asking management to report on or change tobacco product marketing practices, except against if the proposal calls for action beyond reporting

• Against severing links with the tobacco industry

• Against asking the company to review or reduce tobacco harm to health

• For asking management to review or promote animal welfare, except against if the proposal calls for action beyond reporting

• For asking the company to report or take action on pharmaceutical drug pricing or distribution,

except against if the proposal asks for more than a report

• Against asking the company to take action on embryo or fetal destruction

• For asking the company to review or report on nuclear facilities or nuclear waste, except against if the proposal asks for cessation of nuclear-related activities or other action beyond reporting

• For asking the company to review its reliance on nuclear and fossil fuels, its development or use of solar and wind power, or its energy efficiency, except vote against if the proposal asks for more than a report.

• Against asking management to endorse the Ceres principles

• For asking the company to control generation of pollutants, except against if the proposal asks for action beyond reporting or if the company reports its omissions and plans to limit their future growth or if the company reports its omissions and plans to reduce them from established levels

• For asking the company to report on its environmental impact or plans, except against if management has issued a written statement beyond the legal minimum

• For asking management to report or take action on climate change, except against if management acknowledges a global warming threat and has issued company policy or if management has issued a statement and committed to targets and timetables or if the company is not a major emitter of greenhouse gases

• For asking management to report on, label, or restrict sales of bioengineered products, except against if the proposal asks for action beyond reporting or calls for a moratorium on sales of bioengineered products

• Against asking the company to preserve natural habitat

• Against asking the company to review its developing country debt and lending criteria and to report to shareholders on its findings

• Against requesting the company to assess the environmental, public health, human rights, labor rights, or other socioeconomic impacts of its credit decisions

• For requesting reports and/or reviews of plans and/or policies on fair lending practices, except against if the proposal calls for action beyond reporting

• Against asking the company to establish committees to consider issues related to facilities closure and relocation of work

• For asking management to report on the company’s affirmative action policies and programs, including releasing its EEO-1 forms and providing statistical data on specific positions within the company, except against if the company releases its EEO-1 reports

• Against asking management to drop sexual orientation from EEO policy

• Against asking management to adopt a sexual orientation non-discrimination policy

• For asking management to report on or review Mexican operations

• Against asking management to adopt standards for Mexican operations

• Against asking management to review or implement the MacBride principles

• Against asking the company to encourage its contractors and franchisees to implement the

MacBride principles

• For asking management to report on or review its global labor practices or those of its contractors, except against if the company already reports publicly using a recognized standard or if the resolution asks for more than a report

• Against asking management to adopt, implement, or enforce a global workplace code of conduct based on the International Labor Organization’s core labor conventions

• For requesting reports on sustainability, except against if the company has already issued a report in GRI format